                                                                               .
                                                                               .
                                                                               .

                                  EXHIBIT 7(d)

                                                      PREFERRED STOCK
                 PURCHASERS:                         SHARES PURCHASED:
------------------------------------------------     -----------------
Nicholas A. Baker, III                                     113,200
William J. Barrett, Jr.                                    169,800
William J. Barrett MPPP                                    709,200
Sara Barrett MPPP                                           75,500
Robert J. Deputy                                            34,000
Jason M. Elsas, Jr.                                        235,800
Leona T. Flynn                                             188,500
Arthur J. Gajarsa
  and Melanie Gajarsa, JTWROS                               47,100
Herbert M. Gardner                                         188,500
Mary Gardner                                                47,000
Stuart M. Gerson
  and Pamela E. Somers, JTWROS                              83,000
Ann C Green Roth IRA (452-95081-1-3)                         9,664
William C. Hurtt, Jr. - GST Exempt (10263619843)           375,000
William D. Marohn                                           60,000
Allen T. McInnes
 & Doris C. McInnes, JTWROS                                188,500

                 LIST OF PURCHASERS CONTINUED ON FOLLOWING PAGE

                    EXHIBIT 7(d) (CONT'D FROM PREVIOUS PAGE)

                                                     PREFERRED STOCK
                   PURCHASERS:                      SHARES PURCHASED:
------------------------------------------------    -----------------
Ellen M. Noreen
 & Clifford M. Noreen, JTWROS                                47,000
C. Richard Stafford, MPPP (452-95084-1-0)                    34,000
Sidney Todres IRA Rollover (47V088572)                      300,000
Technology Insurance Company, Inc.                           59,250
Rochdale Insurance Company                                   59,250
       Total Preferred Stock Shares Purchased:            3,024,264
                                                      -------------
                          Total Consideration:        $1,602,859.92
                                                      =============

                                                         COMMON STOCK
                                                      SHARES TRANSFERRED:
                                                      -------------------
Bennett Gardner Associates, Inc.                             17,304
                                                          ---------
     Transferred as consideration for services
       rendered:                                             17,304
                                                          ---------
     Total Common Shares assuming full conversion of
       preferred                                          3,041,568
                                                          =========